                                                                   Exhibit 10.3



                             MASTER OPTION AGREEMENT

                                  BY AND AMONG

                              CHILES OFFSHORE LLC,

                      KEPPEL FELS LIMITED AND AMFELS, INC.

                                   DATED AS OF

                                  APRIL 6, 2000

                                TABLE OF CONTENTS

                                                                                                       PAGE
Article I.        FIRST RIG OPTION......................................................................2

         1.1      Grant of Option.......................................................................2

         1.2      Exercise of First Rig Option..........................................................2

         1.3      Condition.............................................................................2

         1.4      Contract Price........................................................................2

         1.5      Specifications and Extra Leg Option...................................................2

         1.6      Cooperation...........................................................................2

         1.7      Rig Delivery..........................................................................2

Article II.       SECOND OPTION.........................................................................3

         2.1      Grant of Option.......................................................................3

         2.2      Exercise of Second Option.............................................................3

         2.3      Conditions............................................................................3

         2.4      Contract Price........................................................................3

         2.5      Rig Delivery..........................................................................5

         2.6      Specifications and Extra Leg Option...................................................5

         2.7      Third Party Financing.................................................................5

Article III.      THIRD RIG OPTION......................................................................5

         3.1      Grant of Option.......................................................................5

         3.2      Exercise of Third Rig Option..........................................................5

         3.3      Condition.............................................................................6

         3.4      Contract Price........................................................................6

         3.5      Rig Delivery..........................................................................6

         3.6      Specifications and Extra Leg Option...................................................6

Article IV.       CONFIDENTIALITY.......................................................................6

         4.1      Confidentiality.......................................................................6

Article V.        EXCLUSIVITY...........................................................................6

Article VI.       MISCELLANEOUS.........................................................................7

         6.1      Submission to Jurisdiction; Consent to Service of Process.............................7

         6.2      Entire Agreement; Amendments and Waivers..............................................7

         6.3      Governing Law.........................................................................7

         6.4      Counterparts..........................................................................8

         6.5      Table of Contents and Headings........................................................8

         6.6      Notices...............................................................................8

         6.7      Severability..........................................................................9

         6.8      Binding Effect; Assignment............................................................9

                             MASTER OPTION AGREEMENT
                                  BY AND AMONG
                              CHILES OFFSHORE LLC,
                      KEPPEL FELS LIMITED AND AMFELS, INC.


                  This Master Option Agreement (this "AGREEMENT"), dated as of April 6, 2000, by and among Chiles Offshore LLC, a Delaware limited liability company ("CHILES"), Keppel FELS Limited, a corporation organized under the laws of the Republic of Singapore ("KEPPEL") and AMFELS, Inc. a Texas corporation ("AMFELS" and, together with Keppel, the "RIG BUILDERS").

                               W I T N E S S E T H

                  WHEREAS, concurrently with the execution of this Agreement, Chiles, and Keppel have entered into a Platform Construction Contract, (the "CONSTRUCTION AGREEMENT") the terms and conditions of which provide for the construction of one FELS Mod V "B" modified jackup drilling rig pursuant to the contract rig specifications contained therein (the "RIG");

                  WHEREAS, prior to execution of the Construction Agreement, existing and new members of Chiles have made commitments to invest in the equity of Chiles in an aggregate minimum amount of US$25.0 million; and

                  WHEREAS, prior to execution of the Construction Agreement, Chiles entered into a commitment letter with an international lender committing to a loan amount of up to US$82.0 million with an 18-month repayment extension right exercisable at Chiles' option;

                  WHEREAS, the Construction Agreement provides for the occurrence of an Effective Date as defined therein (the "EFFECTIVE DATE");

                  WHEREAS, on the terms and subject to the conditions hereinafter set forth and in order to induce Chiles to enter into the Construction Agreement, Chiles, Keppel and AMFELS desire to enter into an agreement, pursuant to which Chiles shall have the right to require either Keppel or AMFELS to enter into agreements for construction of additional FELS Mod V "B" modified jackup drilling rigs as provided herein (together, the "OPTION RIGS") on such terms and conditions as are set forth herein;

                  WHEREAS, the parties hereto contemplate that the rights of Chiles hereunder will be exercised by Chiles or an affiliate of Chiles that will own the Rigs described herein; and

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                  FIRST OPTION

         1.1 GRANT OF OPTION. On the terms and subject to the conditions herein set forth, AMFELS hereby grants to Chiles an irrevocable option (the "FIRST RIG OPTION"), to require AMFELS to enter into a platform construction agreement (the "FIRST RIG CONSTRUCTION AGREEMENT") for construction of an additional drilling rig (the "FIRST Rig") in the form attached as Exhibit 1 hereto, with such modifications thereto as provided herein and as may be required pursuant to requirements of the United States Maritime Administration ("MARAD"). It is agreed that Chiles shall seek financing from MARAD unless otherwise agreed by AMFELS. The First Rig Construction Agreement shall be dated as of the date of the First Rig Option Notice. Chiles and AMFELS shall each execute and deliver the First Rig Construction Agreement no later than the date that is seven (7) days after the date of the First Rig Option Notice. If Chiles fails to execute the First Rig Construction Agreement as aforesaid, the First Rig Option shall thereafter lapse.

         1.2 EXERCISE OF FIRST RIG OPTION. The First Rig Option may only be exercised by delivery to AMFELS by Chiles of written notice of exercise of the First Rig Option (the "FIRST RIG OPTION NOTICE") not later than the date that is 180 days after the Effective Date.

         1.3 CONDITION. The obligation of AMFELS to enter into the First Rig Construction Agreement shall be subject to the prior occurrence of the Effective Date.

         1.4 CONTRACT PRICE. The Contract Price, as defined in the First Rig Construction Agreement, shall be US$75,000,000.00.

         1.5 SPECIFICATIONS AND EXTRA LEG OPTION. The First Rig shall have the same specifications as the specifications for the Rig. Change orders to the specifications for the Rig shall be treated as change orders for purposes of the First Rig and priced according to AMFELS change order pricing structure. Until the date that is three months after the date of the First Rig Option Notice, Chiles shall further have the option to have extra leg rounds added by change order as per Change Order No. 1 to the Rig Construction Agreement (providing to Chiles the option to increase leg length from 475 feet to 517 feet in consideration of a payment of US$500,000). Until the date that is six months after the date of the First Rig Option Notice, Chiles shall further have the option to have extra leg rounds added by change order as per Change Order No. 2 to the Rig Construction Agreement, (providing to Chiles the option to increase leg length from 517 feet to 545 feet in consideration of a payment of US$1,300,000).

         1.6 COOPERATION. AMFELS shall use its best efforts to assist Chiles in seeking MARAD approval. Keppel agrees to provide a performance bond as MARAD may require in connection with the approval of such financing.

         1.7 RIG DELIVERY. The First Rig Construction Agreement shall provide for delivery of the First Rig not later than twenty-two (22) months after the date thereof.

                                   ARTICLE II.

                                  SECOND OPTION

         2.1 GRANT OF OPTION. On the terms and subject to the conditions herein set forth, the Rig Builders hereby grant to Chiles an irrevocable option (the "SECOND OPTION"), to require, at Chiles' discretion, either Keppel or AMFELS, but not both, to enter into one platform construction agreement (the "SECOND CONSTRUCTION AGREEMENT") for construction of one additional drilling rig (the "SECOND RIG") in the form attached as Exhibit 1 hereto in the event that the Second Option Notice (as defined) is delivered to AMFELS, or Exhibit 2 hereto in the event that the Second Option Notice is delivered to Keppel, in each case pursuant to Section 2.2 hereof, with such changes or modifications thereto as may be required pursuant to the terms hereof. The Second Construction Agreement shall be dated as of the date of the Second Option Notice.

         2.2 EXERCISE OF SECOND OPTION. The Second Option may only be exercised by delivery by Chiles, to either Keppel or AMFELS, of written notice of exercise of the Second Option (the "SECOND OPTION NOTICE"), not later than the date that is two years after the Effective Date (the "SECOND OPTION TERM"). Chiles and either AMFELS or Keppel, as shall be specified in the Second Option Notice, shall each execute and deliver the Second Construction Agreement no later than the date that is seven (7) days after the date of the Second Option Notice. If Chiles fails to execute the Second Option Agreement as aforesaid, the Second Option shall thereafter lapse.

         2.3 CONDITIONS.

         (a) The obligation of Keppel or AMFELS to enter into the Second Construction Agreement shall be subject to the prior exercise of the First Rig Option; and

         (b) The obligations set forth in Section 2.5 hereof shall be subject to availability to the Rig Builder to whom Chiles has delivered a Second Option Notice, of sufficient production capacity.

         2.4 CONTRACT PRICE. The Contract Price, as defined in the Second Construction Agreement, shall be as follows:

(a) If built by Keppel: (1) US$75,500,000 (the "KEPPEL FIXED PRICE"); PROVIDED; HOWEVER, that if the Second Option is exercised in the second year of the Second Option Term and the Singapore dollar ("SGD")/US dollar ("US$") exchange rate, at the time of exercise of such option, is below SGD1.65/US$, the Keppel Fixed Price shall be adjusted upwards in INVERSE proportion to any such change in the exchange rate. No adjustment shall be made in the event of an increase in the exchange rate above SGD1.65/US$ at such time. For the purposes of this Section 2.4, the "exchange rate" shall be the rate published by Citibank, N.A. in New York City at the market close on the date before any Second Option Notice is delivered or, if Citibank, N.A. shall not then publish such an exchange rate, the rate published by any other money center bank based in New York, New York selected by Chiles, or if no such money center bank shall then publish such an exchange rate, such rate as may be published by the Bloomberg Financial Services at such time.

(b) Operation of Section 2.4(a) is illustrated by the examples set forth below. Actual results could vary significantly from these examples:

         (i) In the event that the SGD/US$ exchange rate were to drop in year two by ONE-HALF, to SGD0.825/US$, then the Contract Price would INCREASE by a factor of two, to US$151,000,000.00.

         (ii) In the event that the SGD/US$ exchange rate were to DOUBLE in year two by one-half to SGD3.30/US$, then no adjustment would be made in the Contract Price, which would be UNCHANGED, at US$75,500,000.00.

(c) If built at AMFELS: (1) US$76,900,000 (the "AMFELS FIXED PRICE"); PROVIDED; HOWEVER, that if the Second Option is exercised in the second year of the Second Option Term and the Consumer Price Index (the "CPI"), at its official reading most recently preceding delivery of the Second Option Notice (the "EXERCISE CPI"), shall be greater than zero, the AMFELS Fixed Price shall be adjusted upwards at a growth rate equal to the Exercise CPI, compounded annually and applied to the period of time beginning on the first day of the Second Option Term and ending on the date of the Second Option Notice. No adjustment to the AMFELS Fixed Price shall be made in the event that the Exercise CPI shall not be greater than zero, I.E., the AMFELS Fixed Price shall not then be reduced. For purposes of this Section 2.4(c), the "CPI" shall be the rate published by Bloomberg Financial Services or by such other source as may be agreed upon by the parties hereto.

(d) Operation of Section 2.4(c) is illustrated by the examples set forth below. Actual results could vary significantly from these examples.

         (i) In the event that the Second Option Notice was delivered to AMFELS six months into the second year of the Second Option Term, the Exercise CPI was 3% then the Contract Price would increase at an annual rate of 3% applied over one and one-half years. As a result, the Contract Price would increase to US$80,395,105.

         (ii) In the event that the Second Option Notice was delivered to AMFELS six months into the second year of the Second Option Term and the Exercise CPI was less than zero then no adjustment would be made in the Contract Price, which would be UNCHANGED, at US$76,900,000.

         2.5 RIG DELIVERY. Subject to Section 2.3(b) hereof, the Second Construction Agreement shall provide for delivery of the Second Rig not later than twenty-two (22) months after the date thereof.

         2.6 SPECIFICATIONS AND EXTRA LEG OPTION. The Second Rig shall have the same specifications as the specifications for the Rig. Change orders to the specifications for the Rig shall be treated as change orders for purposes of the Second Rig and priced accordingly. Changes performed by AMFELS shall be priced according to AMFELS' change order pricing structure. Until the date that is three months after the date of the Second Option Notice, Chiles shall further have the option to have extra leg rounds added by change order as per Change Order No. 1 to the Rig Construction Agreement (providing to Chiles the option to increase leg length from 475 feet to 517 feet in consideration of a payment of US$500,000). Until the date that is six months after the date of the Second Option Notice, Chiles shall further have the option to have extra leg rounds added by change order as per Change Order No. 2 to the Rig Construction Agreement, providing to Chiles the option to increase leg length from 517 feet to 545 feet in consideration of a payment of US$1,300,000). Change order prices and the Leg Extension Option shall be subject to adjustment in the same manner as the Contract Price as provided in Section 2.4 hereof.

         2.7 THIRD PARTY FINANCING. Chiles shall secure conventional third party construction and term financing for construction of the Second Rig without any special assistance from the Builder.

                                  ARTICLE III.

                                  THIRD OPTION

         3.1 GRANT OF OPTION. On the terms and subject to the conditions herein set forth, the Rig Builders hereby grant to Chiles an irrevocable option (the "THIRD RIG OPTION"), to require, at Chiles' discretion, either Keppel or AMFELS, but not both, to enter into one platform construction agreement (the "ADDITIONAL CONSTRUCTION Agreement") for construction of one additional drilling rig (the "ADDITIONAL RIG") in the form attached as Exhibit 1 hereto in the event that the Third Rig Option Notice (as defined) is delivered to AMFELS, or Exhibit 2 hereto in the event that the Third Rig Option Notice is delivered to Keppel, in each case pursuant to Section 3.2 hereof and hereto, with such modification thereto as may be required pursuant to the terms hereof. The Additional Rig Construction Agreement shall be dated as of the date of the Third Rig Option Notice.

         3.2 EXERCISE OF THIRD RIG OPTION. The Third Rig Option may only be exercised by delivery to either Keppel or AMFELS by Chiles of written notice of exercise of the Third Rig Option (the "THIRD RIG OPTION NOTICE"), not later than the date that is two hundred seventy (270) days after the date of the expiration of the Second Option Term (the "THIRD RIG OPTION TERM"). Chiles and either AMFELS or Keppel shall each execute and deliver the Additional Rig Construction Agreement no later than the date that is seven (7) days after the date of the Third Rig Option Notice.

If Chiles fails to execute the Third Rig Option Agreement as aforesaid, the Additional Option shall thereafter lapse.

         3.3 CONDITION. The obligation of Keppel or AMFELS to enter into the Additional Construction Agreement shall be subject to the prior exercise of the Second Option.

         3.4 CONTRACT PRICE. The Contract Price, as defined in the Additional Rig Construction Agreement, shall be no higher than the best price offered to any customer of the applicable Rig Builder for any rig of the same or any equivalent specification as the Rig.

         3.5 RIG DELIVERY. The Additional Rig Construction Agreement shall provide for delivery of the Additional Rig not later than twenty-four (24) months after the date thereof.

         3.6 SPECIFICATIONS AND EXTRA LEG OPTION. The Additional Rig shall have the same specifications as the specifications for the Rig. Change orders to the specifications for the Rig shall be treated as change orders for purposes of the Additional Rig and priced accordingly. Changes performed by AMFELS shall be priced according to AMFELS' change order pricing structure. Until the date that is three months after the date of the Third Rig Option Notice, Chiles shall further have the option to have extra leg rounds added by change order as per Change Order No. 1 to the Rig Construction Agreement (providing to Chiles the option to increase leg length from 475 feet to 517 feet in consideration of a payment in an amount that shall be no higher than the best price offered to any customer of the applicable Rig Builder for any change order or leg extension that is the same as or equivalent to such change order or leg extension option). Until the date that is six months after the date of the Third Rig Option Notice, Chiles shall further have the option to have extra leg rounds added by change order as per Change Order No. 2 to the Rig Construction Agreement (providing to Chiles the option to increase leg length from 517 feet to 545 feet in consideration of a payment in an amount that shall be no higher than the best price offered to any customer of the applicable Rig Builder for any change order or leg extension that is the same as or equivalent to such change order or leg extension option).

         3.7 THIRD PARTY FINANCING. Chiles shall secure conventional third party construction and term financing for construction of the Additional Rig without any special assistance from the Builder.

                                   ARTICLE IV.

                                 CONFIDENTIALITY

         4.1 CONFIDENTIALITY. The parties hereto agree, except with the prior written consent of the others, to keep all information about the transactions contemplated hereby, this Agreement and definitive documentation executed in connection with this Agreement, and their terms, conditions and existence strictly confidential and no party shall disclose such information to a third party unless required by applicable law or securities regulations and then only with prior written notice to, and in consultation with one another.

                                   ARTICLE V.

                                   EXCLUSIVITY

         5.1 Chiles agrees to use Keppel and/or AMFELS exclusively as builder of any premium jackup drilling rigs so long as any options hereunder shall remain exercisable. If Chiles places a firm order for any such rigs from any other builder during such time period, all exercisable options hereunder shall immediately terminate, which shall be the sole and exclusive remedy available to the Rig Builders for a breach by Chiles of this Section 5.1.

                                   ARTICLE VI.

                                  MISCELLANEOUS

         6.1 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) Chiles, Keppel and AMFELS agree that any and all disputes arising from or in connection with this Agreement shall be determined by, and any legal suit, action, or proceeding arising out of or relating to this Agreement may be instituted only in, the High Courts of the Republic of Singapore to which jurisdiction the parties hereby irrevocably submit.

                  (b) Chiles hereby designates and appoints Sovereign Corporate Services (South East Asia), 16 Collyer Quay, #12-02 Hitachi Tower, Singapore 049 348 ("Sovereign") as Chiles' authorized agent and acknowledges on its behalf service of any and all process that may be served in any such suit, action, or proceeding in the High Courts of the Republic of Singapore and agrees that service of process upon said agent and written notice of said service to Chiles, mailed or delivered to Chiles at the address specified for Chiles in Section 6.6 of this Agreement, or, of through reasonable efforts, service on Sovereign has been unsuccessful, delivery of such process to Chiles by registered mail in accordance with the notice provisions of Section 6.6 of this Agreement, shall be deemed in every respect effective service of process upon Chiles in any suit, action or proceeding and shall be taken and held to be valid personal service upon Chiles. Whether or not Chiles shall then be doing, or at any time shall have done, business within the Republic of Singapore, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in the Republic of Singapore, and waives all claims of error by reason of such service.

                  (c) Keppel and AMFELS hereby each agree that service of any and all process that may be served in any such suit, action, or proceeding in the High Courts of the Republic of Singapore to offices may be, mailed or delivered to the corporate secretary of Keppel or AMFELS, as the case may be, by registered mail at the respective address specified in Section 6.6 of this Agreement, shall be deemed in every respect effective service of process upon Keppel or AMFELS, as the case may be, in any suit, action or proceeding and shall be taken and held to be valid personal service upon Keppel or AMFELS, as the case may be. Whether or not such Rig Builder shall then be doing, or at any time shall have done, business within the Republic of Singapore, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in the Republic of Singapore, and waives all claims of error by reason of such service.

         6.2 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the Exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         6.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore.

         6.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement, binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

         6.5 TABLE OF CONTENTS AND HEADINGS. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         6.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested or overnight delivery service, to the parties (and shall also be transmitted by facsimile to the persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  If to either of the Rig Builders, to:

                           Keppel FELS Limited
                           31 Shipyard Road
                           Singapore 628130
                           Attention: C.H. Tong, Managing Director
                           Telephone:  65 267 6700
                           Facsimile:  65 261 7719 or
                                       65 265 1927

                           With a copy to:

                           AMFELS, Inc.
                           P.O. Box 3107
                           20000 Highway 48
                           Brownsville, Texas  78532
                           Attention: Y.Y. Chow, President
                           Telephone:  (956) 831-8220
                           Facsimile:  (956) 831-6220

                  If to Chiles, to:

                           11200 Richmond Avenue
                           Suite 490
                           Houston, Texas 77082
                           Attention: William E. Chiles
                                       President
                           Telephone:  (713) 339-3997
                           Facsimile:  (713) 339-3888




                  With a copy to:



                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Telephone:  (212) 310-8000
                           Facsimile:  (212) 310-8007
                           Attention:  David E. Zeltner, Esq.

         6.7 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

         6.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Chiles or the Rig Builders (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that any party hereto may assign this Agreement and any or all rights or obligations hereunder to any Affiliate of such Party and; PROVIDED, FURTHER that any such assignor shall remain primarily liable for performance of this Agreement by such assignee. Upon any such permitted assignment, the references in this Agreement to an assignor shall also apply to any such assignee unless the context otherwise requires. "AFFILIATE" means, for the purposes of this Section 6.8, with respect to any person, any other person controlling, controlled by or under common control with such person.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                   CHILES OFFSHORE LLC


                                   By:      /s/ William E. Chiles
                                           -------------------------------
                                           Name: William E. Chiles
                                           Title:  President

                                   KEPPEL FELS LIMITED


                                   By:     /s/ C. H. Tong
                                           -------------------------------
                                           Name:  C. H. Tong
                                           Title: Managing Director


                                   AMFELS, INC.


                                    By:    /s/ C. H. Tong
                                           -------------------------------
                                           Name:   C. H. Tong
                                           Title:  Director

                                    EXHIBIT 1





                         Platform Construction Agreement
                         by and between Amfels, Inc.
                         and Chiles Offshore LLC
                         was executed on April 6, 2000

                                    EXHIBIT 2




                  Platform Construction Agreement by and between
                    Kepel FELS Limited and Chiles Offshore LLC,
                  regarding the Chiles Discovery, was executed on
                                  April 6, 2000